Exhibit 99.1

Media	Investors
Stephen Hagey	Christopher Oltmann
(805) 530-5817	(818) 264-4907

PennyMac Financial Services, Inc. Reports

First Quarter 2018  Results

Westlake Village, CA, May 3,  2018  – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $66.9 million for the first quarter of 2018, on revenue of $238.2 million.  Net income attributable to PFSI common stockholders was  $16.6 million,  or $0.67 per diluted share.  Book value per share increased to $20.74, from $19.95 at December 31, 2017.

First Quarter 2018  Highlights

•     Pretax income was $73.0 million, down from $121.8 million in the prior quarter; the prior quarter’s results included a $32.0 million benefit related to remeasurement of tax-related items that did not recur

o    First quarter results reflect higher mortgage rates which drove an increased earnings contribution from the servicing segment and a decrease from the production segment driven by lower production margins

•     Production segment pretax income was  $17.2 million, down 69 percent from the prior quarter and 64 percent from the first quarter of 2017

o    Total loan acquisitions and originations were  $14.3 billion in unpaid principal balance (UPB), down 16 percent from the prior quarter and 4 percent from the first quarter of 2017

o    Correspondent government and direct lending interest rate lock commitments (IRLCs) totaled $10.9 billion in UPB,  down 8 percent from the prior quarter and 2 percent from the first quarter of 2017

•     Servicing segment pretax income was  $54.9 million,  up 71 percent from the prior quarter and 309 percent from the first quarter of 2017

o    Servicing segment pretax income excluding valuation-related changes was $36.3 million, up 29 percent from the prior quarter and 63 percent from the first quarter of 20171

o    Completed previously announced acquisition of a bulk portfolio of Ginnie Mae and conventional conforming mortgage servicing rights (MSRs) with UPB of $3.2 billion

o    Servicing portfolio grew to $255.3 billion in UPB, up 4 percent from December 31, 2017, and 26 percent from March 31, 2017

•     Investment Management segment pretax income was  $1.0 million,  down from $1.5 million in the prior quarter and $1.1 million in the first quarter of 2017

o    Net assets under management were $1.5 billion,  down 2 percent from
December 31, 2017, and 1 percent from March 31, 2017

•     Issued $650 million of 5-year term notes at attractive rates under Ginnie Mae MSR financing structure, refinancing $400 million of 3-year term notes issued in February 2017

“We had good results in a challenging market environment,” said President and CEO David Spector.  “Our earnings were driven by strong performance in our servicing segment.  We expect this segment to continue to be a larger contributor to PennyMac Financial’s earnings and to benefit from higher interest rates and the continued growth of our loan servicing portfolio.  The earnings contribution of our production segment decreased significantly, driven by heightened competition among originators and aggregators as market participants lowered margins to fill their existing operational capacity.  Another influencing factor was our desire to deploy capital into additional investments in mortgage servicing rights.”

1  Excludes changes in the fair value of MSRs, the ESS liability, and gains (losses) on hedging which were $127.8 million, $(6.9) million, and $(103.6) million, respectively, and a $1.3 million reversal of provision for credit losses on active loans in the first quarter of 2018.

The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended March 31, 2018
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on mortgage loans held for sale at fair value	$36,198	$35,216	$71,414	$—	$71,414
Loan origination fees	24,563	—	24,563	—	24,563
Fulfillment fees from PMT	11,944	—	11,944	—	11,944
Net servicing fees	—	116,789	116,789	—	116,789
Management fees	—	—	—	5,775	5,775
Carried Interest from Investment Funds	—	—	—	(180)	(180)
Net interest income (expense):
Interest income	14,248	28,367	42,615	—	42,615
Interest expense	2,102	34,627	36,729	16	36,745
	12,146	(6,260)	5,886	(16)	5,870
Other	316	395	711	1,315	2,026
Total net revenue	85,167	146,140	231,307	6,894	238,201
Expenses	67,997	91,265	159,262	5,943	165,205
Pretax income	$17,170	$54,875	$72,045	$951	$72,996

Production Segment

Production includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PennyMac Mortgage Investment Trust (NYSE: PMT) and direct lending through the consumer direct and broker direct channels.

PennyMac Financial’s loan production activity for the quarter totaled $14.3 billion in UPB, of which $10.1 billion in UPB was for its own account, and $4.2 billion in UPB was fee-based fulfillment activity for PMT.  Correspondent government and direct lending IRLCs totaled $10.9  billion in UPB.

Production segment pretax income was $17.2 million, a decrease of 69 percent from the prior quarter and 64 percent from the first quarter of 2017.  Production revenue totaled $85.2 million, a  decrease of 35 percent from the prior quarter and 23 percent from the first quarter of 2017.  The quarter-over-quarter change resulted from  a  $32.5 million decrease in net gains on mortgage loans held for sale,  driven by lower margins from higher mortgage rates and heightened competition among industry participants.

The components of net gains on mortgage loans held for sale are detailed in the following table:

	Quarter ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands)
Receipt of MSRs in loan sale transactions	$141,873	$143,904	$132,143
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(1,425)	(1,553)	(1,695)
Provision for representations and warranties, net	(379)	(381)	(530)
Cash investment (1)	(63,594)	(69,001)	(57,574)
Fair value changes of pipeline, inventory and hedges	(5,061)	25,652	14,612
Net gains on mortgage loans held for sale	$71,414	$98,621	$86,956

Net gains on mortgage loans held for sale by segment:
Production	$36,198	$68,716	$62,837
Servicing	$35,216	$29,905	$24,119

(1)  Net of cash hedge expense

PennyMac Financial performs fulfillment services for conventional conforming loans acquired by PMT in its correspondent production business.  These services include, but are not limited to:  marketing;  relationship management;  the approval of correspondent sellers and the ongoing monitoring of their performance;  reviewing loan data, documentation and appraisals to assess loan quality and risk;  pricing;  hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.  Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $11.9 million in the first quarter, down 38 percent  from the prior quarter and 28 percent from the first quarter of 2017.  The decrease in fulfillment fee revenue was driven by lower acquisition volumes by PMT and a  reduction in the weighted average fulfillment fee,  reflective of the more competitive market environment.  For the first quarter, the weighted average fulfillment fee rate was 28 basis points, down from 33 basis points in the prior quarter.

Production segment expenses were $68.0 million, a 10 percent decrease from the prior quarter and a 9 percent increase from the first quarter of 2017.  The quarter-over-quarter decrease was primarily driven by reductions in incentive-based compensation and corporate overhead, which is allocated across segments based upon their relative profitability.

Servicing Segment

Servicing includes income from owned MSRs, subservicing and special servicing activities.  Servicing segment pretax income was $54.9 million compared with $32.0 million in the prior quarter and $13.4 million in the first quarter of 2017.  Servicing segment revenues totaled $146.1 million, an increase of 13 percent from the prior quarter and 64 percent from the first quarter of 2017.  The quarter-over-quarter increase was primarily due to an increase in net loan servicing fees,  driven by MSR fair value gains resulting from the sharp rise in interest rates during the first quarter, net of hedge results,  and an elevated level of revenue related to the reperformance of government-insured and guaranteed loans bought out of Ginnie Mae pools in prior periods.

Net loan servicing fees totaled $116.8 million and included $160.7 million in servicing fees reduced by $61.2 million in realization of MSR cash flows.  Valuation-related gains totaled $17.3 million, which includes MSR fair value gains of $127.8 million,  associated hedging losses of $103.6 million and changes in fair value of the excess servicing spread (ESS) liability resulting in a $6.9 million loss.  The MSR fair value gains resulted from expectations for lower prepayment activity in the future due to higher mortgage rates.  Before January 1, 2018, PennyMac Financial carried the majority of its MSRs at the lower of amortized cost or fair value. Beginning January 1, 2018, the Company elected to account for all MSRs at fair value prospectively.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands)
Servicing fees (1)	$160,673	$162,008	$129,315
Effect of MSRs:
Amortization and realization of cash flows	(61,176)	(66,891)	(48,460)
Change in fair value and provision for/reversal of impairment of MSRs carried at lower of amortized cost or fair value	127,806	28,029	12,701
Change in fair value of excess servicing spread financing	(6,921)	4,593	2,773
Hedging gains (losses)	(103,593)	(20,837)	(22,166)
Total amortization, impairment and change in fair value of MSRs	(43,884)	(55,106)	(55,152)
Net loan servicing fees	$116,789	$106,902	$74,163

(1)  Includes contractually-specified servicing fees

Servicing segment revenue also included $35.2 million in net gains on mortgage loans held for sale from the securitization of reperforming government-insured and guaranteed loans, compared with  $29.9 million in the prior quarter and $24.1 million in the first quarter of 2017.  These loans were previously purchased out of Ginnie Mae securitizations as early buyout loans (EBO) and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily with the use of loan modifications.  Net interest expense totaled $6.3 million, a decrease of 24 percent from the prior quarter and 36 percent from the first quarter of 2017.  Interest income increased by $3.8 million from the prior quarter, driven by growth in capitalized interest resulting from higher modifications of EBO loans during the quarter.  Interest expense increased by $1.8 million from the prior quarter, driven by the accelerated recognition of costs related to the refinancing of MSR-backed term notes.

Servicing segment expenses totaled $91.3 million,  a  6 percent decrease from the prior quarter and a  21 percent increase from the first quarter of 2017.  The quarter-over-quarter decrease was driven by a reduction in expenses related to the buyout of defaulted government loans from securitizations and a reversal in the provision for credit losses from improved loan performance.

The total servicing portfolio reached $255.3 billion in UPB at March 31, 2018, an increase of 4 percent from the prior quarter end and 26 percent from a year earlier.  Servicing portfolio growth during the quarter was driven by the Company’s loan production activities, supplemented by a  $3.2 billion UPB bulk portfolio acquisition.  Of the total servicing portfolio, prime servicing was $254.4 billion in UPB and special servicing was $0.9 billion in UPB.  PennyMac Financial subservices and conducts special servicing for $77.5 billion in UPB, an increase of 3 percent from December 31, 2017.  PennyMac Financial’s owned MSR portfolio grew to $173.5 billion in UPB, an increase of 4 percent from the prior quarter end.

The table below details PennyMac Financial’s servicing portfolio UPB:

	March 31, 2018	December 31, 2017	March 31, 2017
		(in thousands)
Loans serviced at period end:
Prime servicing:
Owned
Mortgage servicing rights
Originated	$125,643,312	$119,673,403	$97,505,384
Acquisitions	47,843,853	46,575,834	37,843,903
	173,487,165	166,249,237	135,349,287
Mortgage servicing liabilities	1,766,722	1,620,609	1,900,493
Mortgage loans held for sale	2,512,546	2,998,377	2,180,760
	177,766,433	170,868,223	139,430,540
Subserviced for Advised Entities	76,636,300	73,651,608	61,144,328
Total prime servicing	254,402,733	244,519,831	200,574,868
Special servicing:
Subserviced for Advised Entities	903,138	1,328,660	2,308,468
Total special servicing	903,138	1,328,660	2,308,468
Total loans serviced	$255,305,871	$245,848,491	$202,883,336

Mortgage loans serviced:
Owned
Mortgage servicing rights	$173,487,165	$166,249,237	$135,349,287
Mortgage servicing liabilities	1,766,722	1,620,609	1,900,493
Mortgage loans held for sale	2,512,546	2,998,377	2,180,760
	177,766,433	170,868,223	139,430,540
Subserviced	77,539,438	74,980,268	63,452,796
Total mortgage loans serviced	$255,305,871	$245,848,491	$202,883,336

Investment Management Segment

PennyMac Financial manages PMT and two private Investment Funds for which it earns base management fees and may earn incentive compensation.  Net assets under management were $1.5 billion as of March 31,  2018,  down 2 percent from December 31, 2017, and 1 percent from March 31, 2017.

Pretax income for the Investment Management segment was $1.0  million, compared with $1.5 million in the prior quarter and $1.1 million in the first quarter of 2017.  Management fees, which include base management fees from PMT and the private Investment Funds,  decreased 4 percent from the prior quarter and increased 7 percent from the first quarter of 2017.  No incentive fee was paid by PMT during the quarter, consistent with the prior quarter and the first quarter of 2017.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$5,696	$5,900	$5,008
Performance incentive	—	—	—
	5,696	5,900	5,008
Investment Funds	79	88	366
Total management fees	5,775	5,988	5,374
Carried Interest	(180)	5	(128)
Total management fees and Carried Interest	$5,595	$5,993	$5,246

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,542,258	$1,544,585	$1,458,590
Investment Funds	2,668	29,329	97,551
	$1,544,926	$1,573,914	$1,556,141

Investment Management segment expenses totaled $5.9 million, an increase of 34 percent from the prior quarter  and 39 percent from the first quarter of 2017,  primarily due to a change in accounting for expenses reimbursed by PMT under the Company’s management agreement with PMT.  Beginning January 1, 2018, PennyMac Financial is required to include such expense reimbursements in its net revenue and the expenses reimbursed in its expenses.  Previously, PennyMac Financial accounted for such reimbursements as reductions to its expenses.

Consolidated Expenses

Total expenses for the first quarter were $165.2 million, a 7 percent decrease from the prior quarter and a  16 percent increase from the first quarter of 2017.  The quarter-over-quarter decrease was driven by lower total expenses in the production and servicing segments.

***

Executive Chairman Stanford L. Kurland concluded, “The mortgage origination market is in a period of significant transition, with interest rates increasing meaningfully from the end of last year, resulting in a reduction of refinancing volumes.  As the market continues to normalize, we believe PennyMac Financial is positioned to perform well as a result of our comprehensive mortgage banking platform and leading production and servicing businesses.  We continue to pursue opportunities that are expected to help us grow.  These include growth in our consumer direct channel and our recently launched broker channel.  We also are focused on the expansion of our product menu to better serve our customers and drive additional volume, including a re-emphasis on jumbo loans and developing loan products to help borrowers access home equity.  Technology is the foundation for these initiatives.  We are investing in technology to drive greater efficiencies, while at the same time focusing on continually improving interaction with our customers to ensure the successful execution of our growth strategies and our ability to deliver strong profitability into the future.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Daylight Time) on Thursday,  May 3,  2018.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.

PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol “PFSI.”  Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government‑sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject;

foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; our dependence on the multifamily and commercial real estate sectors for future originations of commercial mortgage loans and other commercial real estate related loans; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; our obligation to indemnify third‑party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT and the Investment Funds if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of  regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or investment strategies or expansion of existing business activities or investment strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our exposure to risks of loss with real estate investments resulting from adverse weather conditions and man-made or natural disasters; and our organizational structure and certain requirements in our charter documents.  You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands, except share amounts)
ASSETS
Cash	$137,863	$37,725	$72,767
Short-term investments at fair value	105,890	170,080	116,334
Mortgage loans held for sale at fair value	2,584,236	3,099,103	2,277,751
Derivative assets	89,469	78,179	82,001
Servicing advances, net	284,145	318,066	317,513
Carried Interest due from Investment Funds	538	8,552	70,778
Investment in PennyMac Mortgage Investment Trust at fair value	1,352	1,205	1,331
Mortgage servicing rights	2,354,489	2,119,588	1,725,061
Real estate acquired in settlement of loans	2,338	2,447	1,014
Furniture, fixtures, equipment and building improvements, net	30,172	29,453	31,568
Capitalized software, net	28,919	25,729	15,453
Financing receivable from PennyMac Mortgage Investment Trust	142,938	144,128	150,000
Receivable from Investment Funds	460	417	998
Receivable from PennyMac Mortgage Investment Trust	27,356	27,119	20,756
Loans eligible for repurchase	1,018,488	1,208,195	318,378
Other	94,238	98,107	49,674
Total assets	$6,902,891	$7,368,093	$5,251,377

LIABILITIES
Assets sold under agreements to repurchase	$1,814,282	$2,381,538	$2,034,808
Mortgage loan participation and sale agreements	510,443	527,395	241,638
Notes payable	1,140,022	891,505	436,725
Obligations under capital lease	16,435	20,971	31,178
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	236,002	236,534	277,484
Derivative liabilities	4,476	5,796	15,873
Mortgage servicing liabilities at fair value	12,063	14,120	15,994
Accounts payable and accrued expenses	113,046	106,716	108,489
Payable to Investment Funds	26	2,427	18,356
Payable to PennyMac Mortgage Investment Trust	117,987	136,998	164,743
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	46,037	44,011	78,712
Income taxes payable	58,956	52,160	31,968
Liability for loans eligible for repurchase	1,018,488	1,208,195	318,378
Liability for losses under representations and warranties	20,429	20,053	19,436
Total liabilities	5,108,692	5,648,419	3,793,782

STOCKHOLDERS' EQUITY
Class A common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding, 24,277,768, 23,529,970 and 22,917,545 shares, respectively	2	2	2
Class B common stock—authorized 1,000 shares of $0.0001 par value; issued and outstanding, 45, 46 and 49 shares, respectively	—	—	—
Additional paid-in capital	221,495	204,103	191,514
Retained earnings	282,114	265,306	175,428
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	503,611	469,411	366,944
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	1,290,588	1,250,263	1,090,651
Total stockholders' equity	1,794,199	1,719,674	1,457,595
Total liabilities and stockholders’ equity	$6,902,891	$7,368,093	$5,251,377

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	March 31, 2018	December 31, 2017	March 31, 2017
	(in thousands, except earnings per share)
Revenue
Net gains on mortgage loans held for sale at fair value	$71,414	$98,621	$86,956
Mortgage loan origination fees	24,563	30,267	25,574
Fulfillment fees from PennyMac Mortgage Investment Trust	11,944	19,175	16,570
Net mortgage loan servicing fees:
Mortgage loan servicing fees
From non-affiliates	135,483	130,617	106,467
From PennyMac Mortgage Investment Trust	11,019	11,077	10,486
From Investment Funds	—	6	496
Ancillary and other fees	14,171	20,308	11,866
	160,673	162,008	129,315
Amortization, impairment and change in estimated fair value of mortgage servicing rights and excess servicing spread	(43,884)	(55,106)	(55,152)
Net mortgage loan servicing fees	116,789	106,902	74,163
Management fees:
From PennyMac Mortgage Investment Trust	5,696	5,900	5,008
From Investment Funds	79	88	366
	5,775	5,988	5,374
Carried Interest from Investment Funds	(180)	5	(128)
Net interest income (expense):
Interest income	42,615	39,905	23,859
Interest expense	36,745	35,677	29,474
	5,870	4,228	(5,615)
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	182	(63)	139
Results of real estate acquired in settlement of loans	(28)	(43)	(25)
Revaluation of payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	—	32,940	—
Other	1,872	614	1,465
Total net revenue	238,201	298,634	204,473
Expenses
Compensation	102,013	97,097	85,240
Servicing	26,299	41,183	26,843
Technology	14,620	13,993	11,356
Occupancy and equipment	6,377	5,675	5,319
Loan origination	2,115	5,599	4,133
Professional services	5,738	4,868	3,818
Marketing	2,161	2,524	1,736
Other	5,882	5,922	3,996
Total expenses	165,205	176,861	142,441
Income before provision for income taxes	72,996	121,773	62,032
Provision for (benefit from) income taxes	6,070	(2,125)	7,646
Net income	66,926	123,898	54,386
Less: Net income attributable to noncontrolling interest	50,307	61,580	43,507
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$16,619	$62,318	$10,879

Earnings per share
Basic	$0.70	$2.67	$0.48
Diluted	$0.67	$2.44	$0.47
Weighted-average common shares outstanding
Basic	23,832	23,354	22,619
Diluted	79,461	25,565	77,143